Exhibit 24.1
Power of Attorney
     Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Encore Acquisition Company, a Delaware corporation (the “Company”), hereby appoints Jon S. Brumley and Robert C. Reeves, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements or amendments to registration statements heretofore filed (whether on Form S-8 or such other form as may be required), together with any and all necessary amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the registration of 2,400,000 shares of common stock, par value $0.01 per share, of the Company to be offered and issued under the Encore Acquisition Company 2008 Incentive Stock Plan. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.
     Dated: May 30, 2008

/s/ I. Jon Brumley	/s/ Jon S. Brumley

I. Jon Brumley	Jon S. Brumley
Chairman of the Board and Director	Chief Executive Officer, President and Director

/s/ John A. Bailey	/s/ Martin C. Bowen

John A. Bailey	Martin C. Bowen
Director	Director

/s/ Ted Collins, Jr.	/s/ Ted A. Gardner

Ted Collins, Jr.	Ted A. Gardner
Director	Director

/s/ John V. Genova	/s/ James A. Winne III

John V. Genova	James A. Winne III
Director	Director

/s/ Robert C. Reeves	/s/ Andrea Hunter

Robert C. Reeves	Andrea Hunter
Senior Vice President, Chief Financial Officer,	Vice President, Controller and Principal Accounting Officer
Treasurer and Corporate Secretary